Exhibit (h)(1)(b)

AMENDMENT NO. 1

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of December 13, 2019:

Term	Means
“Existing Agreement”	The Administration, Bookkeeping and Pricing Services Agreement among ALPS, MF Trust and Forward Funds dated December 1, 2018
“ALPS” “Service Provider”	ALPS Fund Services, Inc.
“Forward Funds”	Forward Funds
“MF Trust”	Salient MF Trust

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B hereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Rahul Kanwar	By:	/s/ Matt Hibbetts
Name:	Rahul Kanwar	Name:	Matt Hibbetts
Title:	Authorized Representative	Title:	Vice President

Salient MF Trust

By:	/s/ Matt Hibbetts
Name:	Matt Hibbetts
Title:	Vice President

Schedule A to this Amendment

Amendments

Effective as of December 13, 2019 the Existing Agreement is amended as follows:

1.	Appendix A – List of Funds and Share Classes. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Appendix B-2 – List of Funds – Report Modernization Services. Appendix B-2 is replaced in its entirety with the attached Appendix B-2.

3.	Appendix E – Compensation to ALPS. Appendix E is replaced in its entirety with the attached Appendix E.

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.

The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.

This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.

This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

APPENDIX A1

LIST OF FUNDS AND SHARE CLASSES

(as of December 13, 2019)

Fund	Investor Class	Institutional Class	Class A	Class C	Class I	Class R6	Class I2	Class F
SALIENT MF TRUST
Salient MLP & Energy Infrastructure Fund	N/A	N/A	SMAPX	SMFPX	SMLPX	SMRPX	N/A	N/A
Salient Tactical Plus Fund	N/A	N/A	SBTAX	SBTCX	SBTIX	N/A	N/A	BTPIX
FORWARD FUNDS
Salient Global Real Estate Fund	FFIRX	KIRYX	KIRAX	KIRCX	N/A	N/A	FINMX*	N/A
Salient Select Income Fund	FFSLX	KIFYX	KIFAX	KIFCX	N/A	N/A	FSIMX*	N/A
Salient Tactical Growth Fund	FFTGX	FTGWX	FTAGX	FTGOX	N/A	N/A	FTGMX*	N/A

*	Class not active as of date above

[1]	Appendix A may be updated from time to time in accordance with the provisions of Section 28 of the Agreement.

APPENDIX B-2

List of Funds – Report Modernization Services

(Effective December 13, 2019)

Forward Funds2

With Respect to Form N-CEN and Form N-PORT

Salient Global Real Estate Fund

Salient Select Income Fund

Salient Tactical Growth Fund

Salient MF Trust

With Respect to Form N-CEN and Form N-PORT

Salient MLP & Energy Infrastructure Fund

Salient Tactical Plus Fund

[2]

For the fiscal period ending December 31, 2019, ALPS also will perform services with respect to the preparation of Form N-CEN for the Salient International Small Cap Fund, which liquidated on December 12, 2019.

APPENDIX E

[REDACTED]